UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2017

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 9, 2017, Aramark announced that its indirect wholly owned subsidiary, Aramark Services, Inc. (the “Issuer”), priced a private offering of $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2025 (the “Notes”). The Notes are expected to be issued on or around March 22, 2017.

The Issuer intends to use the proceeds from the offering of the Notes, together with other financing sources, to redeem the entire outstanding aggregate principal amount of its 5.75% Senior Notes due 2020, to refinance the term loans under its senior secured credit facilities and to pay premium, fees and expenses.

The Notes will be sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to investors who are reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, or outside the United States in accordance with Regulation S under the Securities Act.

This report does not constitute an offer to sell or the solicitation of an offer to buy the notes. The notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Brian Pressler
Name:	Brian Pressler
Title:	Senior Vice President, Controller and Chief Accounting Officer

March 9, 2017